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                                                                   EXHIBIT 10.19


                             NEW WORLD PASTA COMPANY
                             1999 STOCK OPTION PLAN

                                     FORM OF
                             STOCK OPTION AGREEMENT
                             [SKINNER, MILLER, SNOW]


Name of Optionee:                        [                                  ]

Optioned Shares:



         [NONQUALIFIED STOCK OPTION]              ______ shares of common stock,
                                                  $.01 par value, of New World
                                                  Pasta Company ("Shares")


Per Share Option Price:                           [#] Shares at $10.00
                                                  [#] Shares at $73.50



Option Grant Date:                                January 28, 1999



Date Qualified Stock
Option Becomes Exercisable:

         Shares at $10.00                         Shares at $73.50

[#] Shares, on January 28, 2000          [#] Shares, on January 28, 2000

[#] Shares, on January 28, 2001          [#] Shares, on January 28, 2001
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[#] Shares, on January 28, 2002          [#] Shares, on January 28, 2002

[#] Shares, on January 28, 2003          [#] Shares, on January 28, 2003

[#] Shares, on January 28, 2004          [#] Shares, on January 28, 2004


Termination Date:                        January 28, 2009


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              This Stock Option Agreement (this "Agreement") is executed and delivered as of the Option Grant Date by and between New World Pasta Company (the "Company") and the Optionee. The Optionee and the Company hereby agree as follows:

i. The Company, pursuant to the New World Pasta Company 1999 Stock Option Plan (the "Plan"), which is incorporated herein by reference, and subject to the terms and conditions thereof, hereby grants to the Optionee an option to purchase the Optioned Shares at the Per Share Option Price.

ii. The Option granted hereby shall not be treated as a qualified stock option under the Internal Revenue Code.

iii. The Option granted hereby shall terminate, subject to the provisions of the Plan, no later than at the close of business on the Termination Date.

iv. The Optionee shall comply with and be bound by all the terms and conditions contained in the Plan.

v. Notwithstanding Section 6(c) of the Plan, in the case of termination of the Optionee's employment or service with the Company, Affiliate (as defined in the Plan) or Subsidiary (as defined in the Plan)(i) due to the death or Disability (as defined in the Optionee's employment agreement) of the Optionee, (ii) by the Optionee for Good Reason (as defined in the Optionee's employment agreement) or (iii) upon the occurrence of a Change of Control (as defined in the Plan), the Optionee's Options, whether then exercisable or otherwise, shall become exercisable, and shall remain exercisable for a period of ninety days from the Date of Termination (as defined in the Optionee's employment agreement).

vi. Notwithstanding Section 6(c) of the Plan, in the case of termination of the Optionee's employment or service with the Company, Affiliate or Subsidiary without Cause (as defined in the Optionee's employment agreement), (i) if the Board of Directors of the Company has determined in good faith, after notice and reasonable opportunity to cure, that the Optionee has failed to perform material duties in a reasonably satisfactory manner, the Optionee's Options, only to the extent then exercisable, shall remain exercisable as to the number of shares of Stock (as defined in the Plan) that were exercisable as of the Date of Termination for a period of ninety days immediately following such Date of Termination and shall be cancelled and terminated with respect to the remainder of the shares of Stock subject thereto as of the Date of Termination or (ii) if the Board of Directors of the Company has not made such determination, the Optionee's Options, whether then exercisable or otherwise, shall become exercisable and shall remain exercisable for a period of ninety days from the Date of Termination.


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vii.     Notwithstanding Section 6(c) of the Plan, in the case of termination of the Optionee's employment or service with the Company, Affiliate or Subsidiary by the Optionee without Good Reason, the Optionee's Options, only to the extent then exercisable, shall remain exercisable as to the number of shares of Stock that were exercisable as of the Date of Termination for a period of ninety days immediately following such Date of Termination and shall be cancelled and terminated with respect to the remainder of the shares of Stock subject thereto as of the Date of Termination.

viii. Notwithstanding Section 6(c) of the Plan, in the case of termination of the Optionee's employment or service with the Company, Affiliate or Subsidiary with Cause (as defined in the Optionee's employment agreement), all of the Optionee's Options shall be cancelled and terminated as of the Date of Termination.

ix. Options granted hereby shall not be transferable except by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option may be exercised only by the Optionee, the guardian or legal representative of the Optionee.

x. The obligation of the Company to sell and deliver any stock under this Option is specifically subject to all provisions of the Plan and all applicable laws, rules, regulations and governmental and stockholder approvals.

xi. Any notice by the Optionee to the Company hereunder shall be in writing and shall be deemed duly given if mailed to the Company at its principal offices. Any notice by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed to the Optionee at the address last specified to the Company by the Optionee. All notices sent by mail must be sent by certified mail, return receipt requested.

xii. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware without reference to such State's principles of conflicts of law.


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THE AGREEMENT IS MADE UNDER AND SUBJECT TO THE PROVISIONS OF THE PLAN, AND ALL
OF THE PROVISIONS OF THE PLAN ARE ALSO PROVISIONS OF THE AGREEMENT. IF THERE IS A DIFFERENCE OR CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THE PROVISIONS OF THE PLAN, THE PROVISIONS OF THE PLAN WILL GOVERN (EXCEPT AS EXPRESSLY SET FORTH IN THE PLAN). BY SIGNING THE AGREEMENT, THE OPTIONEE ACCEPTS AND AGREES TO ALL OF THE FOREGOING TERMS AND PROVISIONS AND TO ALL OF THE TERMS AND PROVISIONS OF THE PLAN INCORPORATED HEREIN BY REFERENCE AND CONFIRMS THAT HE HAS RECEIVED A COPY OF THE PLAN.

              IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Optionee has hereunto set his hand as of the Option Grant Date.

                           NEW WORLD PASTA COMPANY:




                           By:
                              Name:
                              Title:





                                            Optionee


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